Exhibit 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL ACCOUNTING OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Andrew J. Pease, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of QuickLogic Corporation on Form 10-Q for the quarter ended September 27, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of QuickLogic Corporation.

By:	/s/ Andrew J. Pease
Date:	November 3, 2015
Name:	Andrew J. Pease
Title:	President and Chief Executive Officer

I, Suping (Sue) Cheung, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of QuickLogic Corporation on Form 10-Q for the quarter ended September 27, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of QuickLogic Corporation.

By:	/s/ Suping (Sue) Cheung
Date:	November 3, 2015
Name:	Suping (Sue) Cheung
Title:	Principal Accounting Officer and Corporate Controller